Exhibit 4.5

Pursuant to Instruction 4(a) as to Exhibits of Form 20-F, certain identified information (marked by [***]) has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

Second Amendment Agreement to
Research and Development Collaboration and License Agreement

This Second Amendment Agreement is entered into as of this 27th day of July, 2015 (the “Amendment Date”), by and between Bayer Pharma AG, a company formed under the laws of Germany, having a place of business at Müllerstra&szlig;e 178, 13353 Berlin, Germany (“Bayer”) and Compugen Ltd a company formed under the laws of Israel, having a place of business at 72 Pinchas Rosen Street, Tel Aviv 69512, Israel (“Compugen”). Bayer and Compugen each shall be referred to herein as a “Party” and they shall be referred to together as the “Parties”.

WHEREAS, the Parties are party to that certain Research and Development Collaboration and License Agreement, dated August 5, 2013, as amended on February 5, 2014, (the “Agreement”); and

WHEREAS, the Parties believe the Target Programs (as defined in the Agreement) will benefit from Compugen granting Bayer limited rights to [***] certain Target [***] Proteins (as defined in the Agreement) for certain research and development purposes within the Target Programs; and

WHEREAS, the Parties wish to amend the Agreement to grant such limited rights, all in accordance with the terms and conditions of this Second Amendment Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	The parties agree to amend the Agreement as set forth below.

2.	Section 2.3.7.2 of the Agreement is hereby amended to read as follows:

“2.3.7.2. [***] Protein Controls.

The Parties agree that the CGEN-15001T Research Program may benefit from the use, as research reagents, of certain Compugen proprietary material [***] (“[***] Protein Controls”) and that the CGEN-15022 Research Program may benefit from the use, as research reagents, of certain Compugen proprietary material [***] (“[***] Protein Controls”). Bayer understands that [***] Protein Controls and [***] Protein Controls are part of Compugen therapeutic development programs that are not subject to this Agreement (the “[***] Protein Program” and the “[***] Protein Program”, respectively). The [***] Protein Program and the [***] Protein Program will each be referred to as a “[***] Protein Program”. The parties contemplate that Compugen and/or its Affiliate will provide Bayer and/or its Affiliate (a) certain [***] Protein Controls for [***] specifically set forth in the CGEN-15001T Workplan or [***] otherwise specifically agreed to by [***]; and (b) certain [***] Protein Controls for use in certain activities specifically set forth in the CGEN-15022 Workplan or [***] otherwise specifically agreed to by [***]. Such [***] Protein Controls and [***] Protein Controls provided by Compugen and/or its Affiliate for purposes of the Workplans will be provided free of charge unless – solely with respect to [***] Protein Controls or [***] Protein Controls provided [***] in the Workplans after the Amendment Date – otherwise agreed upon by [***] in good faith due to [***] by Compugen relating to the [***] of such [***] Protein Controls or [***] Protein Controls for Bayer, and it will in each case be [***] along with information regarding the [***] and/or other [***] of such [***] Protein Controls or [***] Protein Controls, as applicable. Compugen and/or its Affiliate shall provide such [***] Protein Controls and [***] Protein Controls ready for [***] described in the Workplans; such [***] Protein Controls and [***] Protein Controls will be [***] form and quality [***].

In addition, the Parties agree that the CGEN-15001T Research Program may benefit from [***] to [***] Confidential Information of Compugen to [***] Approved [***] Protein Controls (defined below) solely for [***] in the CGEN-15001T Research Program and that the CGEN-15022 Research Program may benefit from [***] to [***] Confidential Information of Compugen to [***] Approved [***] Protein Controls (defined below) solely for [***] in the CGEN-15022 Research Program. “Approved [***] Protein Control” means any [***] whose [***] has been specifically [***] by Compugen in advance and in writing under this Section 2.3.7.2 and that [***] (including without limitation [***]). “Approved [***] Protein Control” means any [***] whose [***] has been specifically [***] by Compugen in advance and in writing under this Section 2.3.7.2 and that [***] (including without limitation [***]).

Compugen hereby grants Bayer [***] the right (which right may not be sublicensed to any Third Party) to [***] Confidential Information of Compugen to [***] Approved [***] Protein Controls and Approved [***] Protein Controls solely for the CGEN-15001T Research Program and CGEN-15022 Research Program, respectively, subject to the terms and conditions set forth below. Notwithstanding the restriction on sublicensing in the previous sentence, Bayer [***] may allow Third Party contractors to [***] Approved [***] Protein Controls and Approved [***] Protein Controls [***] if all of the following conditions have been fulfilled: (i) in addition to the requirements below, the agreement between Bayer [***] and the Third Party contractor pursuant to which [***] by the Third Party contractor contains the same limitations on the use of Confidential Information and assignment and ownership of intellectual property, as are set forth in this Agreement; and (ii) Compugen has had the opportunity to review such agreement for compliance with this Agreement and has approved such agreement with such Third Party contractor (including, without limitation, the identity of such Third Party contractor) in writing in advance.

For clarity, no rights are granted under this Section 2.3.7.2 to use Confidential Information of Compugen to [***] of a [***] or of a [***], unless the [***] of the proposed [***] has been specifically approved in advance by Compugen in writing.

Each of the [***] Protein Controls and [***] Protein Controls provided by Compugen [***] to Bayer [***] and each Approved [***] Protein Controls and Approved [***] Protein Controls made under the rights granted above shall be referred to as a “[***] Protein Control”. In addition to the provisions of Section 2.3.7.1, the following provisions will apply to use of such [***] Protein Controls:

(a)	Notwithstanding Section 2.3.7.1, Bayer shall not be entitled to [***] Protein Controls to any [***] of Bayer who are [***] (as described in the next sentence) on behalf of Bayer. Bayer and its [***] may use such [***] Protein Controls solely for performance of the [***] or otherwise specifically [***] as tasks involving the use of such [***] Protein Controls.

(b)	Bayer shall not, and shall ensure that its Affiliates, contractors and collaborators shall [***] the [***] Protein Controls or use [***] Confidential Information regarding the [***] and/or regarding other [***] of the [***] Protein Controls nor any other Confidential Information regarding the [***] Protein Controls provided by Compugen on a need-to-know basis or [***] or a [***], to [***] any other [***] of a Target, without the prior express written consent of Compugen in each case. Information regarding Target [***] Proteins [***] in the [***] Approved [***] Protein Controls or Approved [***] Protein Controls under the rights granted above will be deemed Confidential Information of Compugen for purposes of this Agreement;

(c)	Bayer shall not, and shall ensure that its Affiliates, contractors and collaborators shall not, [***] or otherwise [***] to any Third Party results of their use of the [***] Protein Controls, without Compugen’s prior written consent; and

(d)	Bayer shall within reasonable time, but in any case within [***] days, after becoming aware thereof, [***] to Compugen [***] with respect to Target [***] Proteins, their use or their production (in each case including, without limitation, [***] thereof), that are conceived and/or reduced to practice by Bayer, its Affiliates, contractors and/or collaborators, [***] Compugen or its Affiliates in the performance of work using a [***] Protein Control (“[***] Protein Invention”). Any such [***] Protein Invention, whether made by Bayer, any of its Affiliates or any of its contractors or collaborators, solely by Compugen or an Affiliate of Compugen, or jointly by any of the above, shall be [***]. Bayer and its Affiliates [***], and Bayer shall cause its contractors and collaborators [***], any and all of their [***] in and to any and all [***] Protein Inventions to Compugen, and any [***] Protein Invention [***] to Bayer, is [***] by Bayer to Compugen. Upon Compugen’s request and at Compugen’s expense, Bayer shall [***] and [***] that any relevant Affiliate, contractor and collaborator [***] as Compugen deems [***], in its [***], to enable Compugen to [***] with respect to any of the foregoing. Bayer will, and shall ensure that its Affiliates, contractors and collaborators will, at Compugen’s request, provide [***] and [***], as [***] to [***]. Bayer is [***] that its Affiliates, contractors and collaborators [***], and [***] by its Affiliates of, the provisions of this Section 2.3.7.2(d). Bayer shall ensure that its contractors and collaborators are [***] of this Section 2.3.7.2(d) by [***] to which Compugen is [***], prior to [***] to [***] Protein Controls or any Confidential Information of Compugen related to Target [***] Proteins.

For the avoidance of doubt, this clause does not limit in any way Bayer’s and its Affiliates’ right to conduct independent activities that an unaffiliated third party would also be allowed to perform using Target [***] Proteins (e.g. based on publications) without the use of or reference to Confidential Information of Compugen; for the avoidance of doubt, (a) Compugen [***] with respect to the results of any such independent activities and (b) [***] is granted by Compugen by implication, estoppel or otherwise with respect to [***] Proteins under any Patents Controlled by Compugen or any of its Affiliates (both except for the right to use [***] Protein Controls pursuant to the terms of the previous paragraph).

3.	The Parties agree to replace Exhibit 1.21 of the Agreement by Exhibit 1.21 attached to this Amendment, describing the “CGEN-15022 Workplan”.

4.	All capitalized terms used herein shall have the meaning set forth in the Agreement. Except as expressly amended pursuant to this Amendment. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

Bayer Pharma AG By: /s/ Dr. Karl Ziegelbauer Name: Dr. Karl Ziegelbauer Title: (Head GDD - TRG ONC / GT) By: /s/ Dr. Bertolt Kreft Name: Dr. Bertolt Kreft Title: (Head GDD-ONC/GT-IABDC)	Compugen Ltd. By: /s/ Dr. Anat Cohen-Dayag Name: Dr. Anat Cohen-Dayag Title: President and CEO

EXHIBIT 1.21 CGEN-15022 WORK PLAN

[***, 9 pages]